UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 6, 2012

VIROPHARMA INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	0-021699 (Commission File Number)	23-2789550 (I.R.S. Employer Identification Number)

730 STOCKTON DRIVE, EXTON, PENNSYLVANIA	19341
(Address of Principal Executive Offices)	(Zip Code)

(610) 458-7300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01      Entry into a Material Definitive Agreement.

On December 6, 2012, ViroPharma SPRL (“VP SPRL”), a wholly-owned subsidiary of ViroPharma Incorporated (the “Company”), entered into a first amendment to the Manufacturing and Distribution Agreement (Europe and ROW) between VP SPRL and Stichting Sanquin Bloedvoorziening (Sanquin Blood Supply Foundation) (“Sanquin”) (the “ROW Agreement”). The first amendment to the ROW Agreement (the “First Amendment”) expands the VP SPRL territory to worldwide, with the exception of all countries in North America and South America (other than the Dutch Overseas Territories, Argentina and Brazil) and Israel. The territories of North and South America (other than the Dutch Overseas Territories, Argentina and Brazil) are the subject of a pre-existing agreement between another wholly-owned subsidiary of the Company and Sanquin. The First Amendment also grants Sanquin the license to commercialize VP SPRL C1-INH product in certain countries in which Sanquin has pre-existing marketing arrangements, including Belgium, Luxembourg, The Netherlands, Finland, Turkey, Indonesia, and Egypt (the “Sanquin Licensed Territories”).  In the event that the marketing arrangements in the Sanquin Licensed Territories expire or are terminated, VP SPRL has a right of first refusal to include such country in its territory and/or to exclude such country from the countries covered by its license to Sanquin.  As a result of the First Amendment, the Company, through wholly-owned subsidiaries, has worldwide rights to commercialize C1-INH products other than in the Sanquin Licensed Territories. In connection with the First Amendment, ViroPharma will make a payment of $1.3 million to Sanquin.

Additionally, under the First Amendment, Sanquin agrees to withdraw its Cetor and Cebitor product from certain markets in which it is currently being sold in order to transition to VP SPRL’s C1-INH product, Cinryze, and its future forms and formulations.  The transition will be on a country by country basis and on a schedule agreed by VP SPRL and Sanquin to avoid supply interruptions to patients using Sanquin’s Cetor and/or Cebitor products.  The First Amendment also provides that in the countries in which Sanquin is licensed to commercialize VP SPRL C1-INH product, Sanquin shall have the right to liaise with regulators to set the reimbursement price, unless regulators require VP SPRL to do so.

VP SPRL and Sanquin agreed to certain provisions restricting the sale of competitive products relating to C1-INH without the other’s consent. VP SPRL may not directly or indirectly commercially exploit competitive products in the VP SPRL territory without Sanquin’s consent.  On a country by country basis, following the applicable transition date in each country, Sanquin agrees not to directly or indirectly commercially exploit competitive products to any person anywhere in the world.  The First Amendment provides Sanquin with the right to sell and supply Cetor and/or Cebitor before the transition date and VP SPRL’s C1-INH product thereafter to a named manufacturer provided that the named manufacturer uses the products solely in connection with the manufacturer’s manufacture of certain plasma products under its own marketing authorization and corporate brand.

The Company intends to file a copy of the First Amendment as an exhibit to a future periodic report and intends to seek confidential treatment for certain portions of the First Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROPHARMA INCORPORATED

Date: December 12, 2012	By:	/s/ J. Peter Wolf
J. Peter Wolf Vice President, General Counsel and Secretary